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                                                                   EXHIBIT 10.54

                                  Sepesi, Inc.
                               Support Agreement

     Agreement, made as of the date written below by and between Sepesi, Inc. ("Vendor"), a New York corporation, with offices at PO Box 481, Rhinebeck, New York 12572 01801, and IPVoice.com, Inc. ("Customer"), an Arizona corporation, with offices at Suite 202, 7585 E. Redfield, Scottsdale AZ 85015, for a Services Support Agreement ("Schedule A") attached hereto and made a part hereof. This Agreement specifies the terms and conditions under which each related services which Sepesi Inc. will offer to the Customer during the term of the Agreement.

The foregoing Support Agreement is granted upon the following additional terms and conditions:

1.  INITIAL LICENSE FEES AND PAYMENT TERMS

The Initial Fee for the Support Agreement is specified in Schedule A. All fees and other charges under this Agreement, including the Initial Support Fee, will be due and payable upon receipt of an invoice. If any invoice remains unpaid thirty (30) days from the later of the invoice date or the date on which the amount invoiced is due and payable, a finance charge at the rate of one and one-half percent (1.5%) per month (but in no event more than the maximum allowed by law) will be applied to the unpaid balance.

2.  DESIGNATED COMPUTER EQUIPMENT AND SITE

Customer must identify the Support Agreement Designated Computer Equipment at the Designated Site as specified in Schedule A.

3.  DOCUMENTATION

Vendor will provide Customer with documentation (the "Documentation") as set forth in Schedule A detailing specifications and methods of use for the Software Products as modified based on the customers support requests.

4.  BACK-UP AND REPLACEMENT COPIES OF MODIFICATIONS

Customer may make copies of the Software Products in accordance with Vendor's then-current technical procedures but only as reasonably required to replace a defective copy, for archive purposes, or for program error verification by Customer. All modifications are the property of Sepesi, Inc.

5.  SOURCE AVAILABILITY AND ACCESS

(a) Customer agrees to furnish to Sepesi Inc. a single copy of the source code for certain specified Software Products for the purpose of making requested changes by the customers product provided that (i) all Software products have been installed in accordance with the customers license Agreement; and
     (ii) the use does not violate any customer license agreements. The source code remains the property of the customer and may be returned upon request by the customer.

(b) (b) Upon receipt of said source code, Sepesi Inc. shall be subject to the same restrictions and terms of ownership contained in the Agreement respecting the Software Products.

(c) Upon modification of said source code by Customer in accordance with this Agreement, notwithstanding the foregoing, Vendor agrees it will continue to maintain Software Products if it has previously approved in writing any modifications made by Customer. If a problem with Software Product arises due to Customer modifications and Vendor must intervene to resolve the problem, Customer will be responsible to pay time and materials for Vendor efforts. Any modifications shall be owned by Vendor although customer will have a perpetual royalty free license to use such modifications itself.

6.  NONDISCLOSURE

(a) Customer agrees to protect the Software Products and any Confidential Information (as hereinafter defined) from disclosure to persons other than Customer's personnel (and any consultants retained by Customer, for the period of their engagement) by taking all reasonable precautions not less than Customer employs to protect its own Confidential Information.

(b) Vendor agrees not to use or disclose at any time any Confidential Information (as hereinafter defined) concerning Customer; excepting use of Confidential Information for Software Products demonstration purposes only, which demonstration will not be performed by Vendor without Customer's prior approval.

(c) "Confidential Information" shall mean all data or information not generally known outside of the offices or operations of Customer or of Vendor, whether prepared or developed by or for Vendor or Customer or received by Vendor or Customer from any outside source, including without limitation source code and related information, software specifications or performance data, design and research results, as well as business or marketing information.

7.  VERIFICATION

On Vendor's reasonable request, but not more frequently than annually, Customer will furnish Vendor with a written certification that the Software Products are being used in accordance with the terms and conditions of this Agreement, including but not limited to a listing of the site and make and model and serial number of the server computer equipment on which each Software Product is being used.

8.  COPYRIGHT

Vendor acknowledges that Customer (or its licensors, if any) owns and will retain all title, copyright, trademark and other proprietary rights in and to the Software Products. Vendor agrees to take all necessary measures, including use of a proper copyright notice whenever appropriate, to protect and preserve Customer's or its licensor's copyright in the Software Products.

9.  SUPPORT SERVICES

(a) Coverage. Support services (the "Support Services") will be provided by Vendor as described herein for the Software Products.

(b) Definitions. The following words shall have the following meanings when used herein:

     (i) "Workaround" shall mean an alternative method to provide an acceptable temporary solution to a reported problem with the Software Products.

     (ii) "Enhancement" shall mean a modification to the Software Products which extends their functionality or adds new functions, exclusive of Workarounds.

     (iii) "Release" shall mean a mandatory new version of the Software Products, or portions thereof, other than Enhancements, which incorporate permanent solutions to reported problems with the Software Products or which make the Software Products operate more easily or efficiently.

     (iv) "Delta Release" shall mean a nonmandatory new version of the Software Products, or portions thereof, other than Enhancements, which incorporate permanent solutions to



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                                  Sepesi, Inc.
                         Support Agreement Page 2 of 5


               reported problems with the Software Products or which make the Software Products operate more easily or efficiently.
          (v) "System Manager" shall mean the individual, appointed by Customer, who shall have attended Hardware System Operator training and all Vendor training courses for the Software Products, and who shall have primary responsibility for (A) maintaining security of Vendor software and Customer data; (B) archival backup of Software Products and Customer data as required hereby; (C) assistance to Customer personnel using Software Products; (D) consulting with Vendor for assistance as provided herein; (E) installation of Enhancements and Releases, and (F) submitting requests for Enhancements to the local User Group.
          (vi) "Alternate" shall mean that individual, appointed by Customer, who shall have attended all Vendor training courses for the Software Products, and who shall have secondary responsibility after the System Manager for the duties described in subparagraph
               (v) above.
     (c)  Term.
          (i) Support Services will be provided commencing upon signing of the contracts as outlined in exhibit A. Support Services will continue to be provided to Customer for a period as outlined in exhibit A. Support Services shall continue to be provided for additional terms at Vendor's then-current fee schedule for Support Services, by a letter of amendment extending the term and fixing the fee.
          (ii) Should Customer cancel Support Services pursuant to subparagraph
               (i) above, and subsequently wish to reinstate such Services, Vendor may, at its sole option, agree to do so provided that the Customer agrees to pay a "Recertification" charge at Vendor's prevailing rates.
     (d)  Fees.
          (i) The initial fee for Support Services is set forth in Schedule A, attached thereto and made part hereof.
          (ii) If Customer fails to pay the fee for Support Services as provided herein, Customer will not be entitled to receive any further Support Services. In the event of Customer's failure to pay such fee, at Vendor's option, Customer may reinstate Support Services by paying all accumulated unpaid fees and charges.
     (e) Support Services. Subject to Customer's continuing compliance with the Customer Responsibilities set forth in Paragraph (f) herein, Vendor shall provide the following Support Services during the effective term hereof:
          (i) Telephone Consultation. Telephone consultation with a Vendor Applications Specialist will be available from 9:00 a.m. to 5:00 p.m., Mountain Time Zone. Vendor will use its best efforts to respond to a request. Assistance will take the form of (A) identification and resolution of the reported problem through telephone instruction; (B) correction of an identified problem by dialing in through Customer's modem; (C) implementation of a Workaround pending production of a corrective Release; or (D) at Vendor's sole option, furnishing Customer with new media. Vendor reserves the right to limit telephone assistance to the System Manager, Alternate, or other individual(s) designated by Customer who are trained in particular modules of the Software Products. Such other individuals shall have attended all V training courses for Software Products in their area of responsibility.
     (f)  Customer Responsibilities.
          (i) The provision of Support Services hereunder is expressly conditioned on Customer's compliance with the following terms and conditions and to those described elsewhere herein:

               (a) Customer shall install or arrange for vendor installation each Release provided by Vendor within ninety (90) days of receipt.
               (b) Customer shall have in effect at all times a hardware operating systems software maintenance agreement and shall promptly install all Hardware Releases for such operating system. In addition, Customer shall have in effect a hardware maintenance agreement with a nationally recognized third-party hardware maintenance organization.
               (c) Customer shall appoint a System Manager (Vendor recommends that an Alternate also be appointed).
               (d) Customer shall maintain an operational dial-up minimum 9600 baud compatible Hayes modem to be connected as reasonably requested by Vendor for performance of Support Services hereunder.
               (e) Customer shall conduct a complete archival backup at least once every week. (Vendor recommends a partial system backup every business day and complete system backup once a week.)
          (ii) Upon any failure of Customer to comply with the provisions of any of paragraphs 11, Vendor shall have the right to terminate Support Services hereunder immediately. Should Vendor, at its sole discretion, elect to continue Support Services hereunder, Customer will be subject to time and material charges to diagnose and repair problems caused by Customer noncompliance.


10.  LIMITATION OF LIABILITIES

The aggregate liability of Vendor or its licensors for any losses or damages arising out of or in connection with any Software Product or related services, whether the claim is in contract or otherwise, shall not exceed the amount paid by Customer to Vendor during the preceding twelve (12) month period for such Software Product or related services. Under no circumstances shall Vendor or its licensors be liable for special, indirect, exemplary, incidental and/or consequential damages, including, but not limited to, legal fees, loss of profits or loss resulting from business disruption, even if Vendor has been advised of the possibility of such damages.

11.  CUSTOMER RESPONSIBILITIES

Customer is solely responsible for selection of the Software Products and computer equipment appropriate to Customers needs, proper use of the Software Products by qualified personnel, measures to prevent loss of data, and all other matters under its control.

12.  USE OF CUSTOMER'S NAME

Vendor may identify Customer as a Sepesi Support Services Vendor in advertising and marketing materials, so long as nothing therein contains any representations by Customer.
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                                  Sepesi, Inc.
                         Support Agreement Page 3 of 5

13.  TAXES

Fees and other charges under this Agreement do not include taxes. If Vendor is required to pay or collect any sales, use, inventory, property, excise or other taxes (whether federal, state or local) imposed with respect to this Agreement or any license or Software Product, such taxes will be billed to and paid by Customer. Taxes based on Vendor's net income, however, will be the sole responsibility of Vendor.

14.  DEFAULT

Vendor may immediately terminate this Agreement or any license granted hereunder by written notice to Customer if Customer breaches any term or condition of this Agreement, including but not limited to failure to pay when due any fee hereunder, and does not remedy such breach within thirty (30) days of written notice thereof from Vendor to Customer. This remedy shall not be an exclusive remedy and shall be in addition to any other remedies which Vendor may have under this Agreement or otherwise. Neither party will be considered in breach of this Agreement for failure or delay of performance due to any Act of God, war, civil disobedience, labor dispute, severe weather conditions, shortage or fluctuation of electrical power, heat, light, or air conditioning, and any other forces beyond its control; provided, that the party whose performances is affected shall have notified the other immediately of the existence of any such obstacles to performance.

15.  INSOLVENCY

a) Vendor may terminate this Agreement by written notice to Customer, and may regard Customer as in default of this Agreement, if Customer becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver or is subject to any proceeding under any bankruptcy or insolvency law whether domestic or foreign, or has liquidated, voluntarily or otherwise.

16.  ASSIGNMENT

Customer may not assign this Support Agreement, its rights or obligations under this Agreement, or the Software Products without the prior written consent of Vendor.

17.  NOTICES

Notices shall be deemed delivered when received by, or deposited postage prepaid in the United States mail addressed to, the parties as follows or such other address as the parties may specify by notice given as provided herein:

To Customer:
IPVoice.Com, Inc.
Suite 202
7585 E. Redfield
Scottsdale, Arizona 85015

                            The address shown above.

To Vendor:
Sepesi, Inc.
PO Box 481
Rhinebeck, NY 12572

     5/21/96

18.  ORDER OF PRECEDENCE

a) This Support Agreement and any attachments take precedence over Customer's additional or different terms and conditions, to which notice of objection is hereby given. Acceptance by Customer is limited to these terms and conditions. Neither Vendor's commencement of performance nor delivery shall be deemed or construed as acceptance of Customer's additional or different terms and conditions.

b) No change or modification of any of the terms or conditions herein shall be valid or binding on either party unless in writing and signed by an authorized representative of each party.

19.  OTHER

No failure of Vendor to enforce or take advantage of any provision hereof shall constitute a waiver of the right subsequently to enforce or take advantage of such provision. This Agreement may not be modified or amended, nor will the rights of either party be deemed waived, except by an agreement in writing signed by authorized representatives of Customer and Vendor. This Agreement shall be deemed to be executed in Rhinebeck, New York, U.S.A., and shall be construed and enforced in accordance with the laws of the State of New York. The parties hereto consent to the exclusive jurisdiction of the courts of The State of New York or the Federal Courts sitting in New York, New York in respect to any action or proceeding arising out of or relating to this Agreement. Each party hereto irrevocably waives, to the fullest extent it may effectively do so, the defense of improper venue or any inconvenient forum to the maintenance of such action or proceeding arising out of or relating to this Agreement, including, but not limited to any action or proceeding relating to any purchase, license, and/or use by Customer of hardware or related services acquired from Vendor to be used in connection with the Software Products. If any provision of this Agreement is invalid or unenforceable in any circumstances its application in any other circumstances and the remaining provisions shall not be affected thereby. The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or meaning of the Agreement.

20.  EFFECTIVE AGREEMENT

This Agreement will become effective when it has been duly signed by an authorized representative of Customer and by an executive officer or contract officer of Vendor. Customer's signature below constitutes its acceptance of the licenses granted hereunder and its agreement to be bound by all terms and conditions stated above.
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                                  Sepesi, Inc.
                         Support Agreement Page 4 of 5

CUSTOMER

By:

/s/ Barbara S. Will
--------------------------------
Authorized Representative

BARBARA S. WILL
--------------------------------
Printed Name

President & COO
--------------------------------
Title

Dated:    7/28/2000
       -------------------------

SEPESI, INC.

By:

/s/ Patricia Sepesi
--------------------------------
Authorized Representative

PATRICIA SEPESI
--------------------------------
Printed Name

PRESIDENT
--------------------------------
Title

Dated:    7/28/2000
       -------------------------

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                                  Sepesi, Inc.
                   Schedule A - Support Agreement Page 5 of 5

SECTION 1 - SUPPORT FEE AND TERMS
A)  SUPPORT TERM
       Start Date: 07/15/2000
       End Date:   07/14/2001

B)  SUPPORT FEE:
    Annual fee $90,000 payable in 12 monthly installments of $7,500, on the 1st of each month.

C)  SUPPORT DESIGNATED SITE:
    IPVoice.Com
    Suite 202
    785 E. Redfield
    Scottsdale, AZ 85260

D)  PRIMARY CONTACT:
    Diane Scott

    Secondary Contacts: Anthony Welch/Barbara Will

E)  SUPPORT DESIGNATED HARDWARE EQUIPMENT:
    HP Servers

F)  SUPPORT DESIGNATED SOFTWARE:
    Multicom, Progress, UNIX

G)  DOCUMENTATION TO BE SUPPLIED:
       N/A

SECTION 2 - ON SITE SUPPORT

TERMS AND CONDITIONS: REASONABLE ON SITE SUPPORT CAN BE PROVIDED. ALL TRAVEL EXPENSES ARE TO BE PAID BY THE CUSTOMER IN ADDITION TO THE MONTHLY SUPPORT RATE.

SECTION 3 - PROJECTS AND DEVELOPMENT COSTS

PROJECTS AND NEW DEVELOPMENT WILL BE QUOTE SEPARATELY FROM THIS AGREEMENT. ONCE DEVELOPED, TESTED, AND ACCEPTED BY CUSTOMER, NEW PROJECT MAINTENANCE WILL FALL UNDER THE TERMS AND CONDITIONS OF THIS SUPPORT AGREEMENT.

SECTION 4 - OVERTIME, HOLIDAYS, AND TRAVEL TIME

WITH THE CUSTOMER'S AUTHORIZATION, THE VENDOR MAY ELECT TO WORK OVER 8 HOURS DURING A NORMAL BUSINESS DAY OR ON WEEKENDS OR HOLIDAYS. THE CUSTOMER WILL BE BILLED FOR THOSE HOURS AT THE CURRENT RATES CHARGED BY THE VENDOR.

WEEKEND TRAVEL-TIME, WHEN REQUIRED BY THE CUSTOMER, WILL BE CHARGED TO THE CUSTOMER AT 1/2 THE CURRENT DAILY RATES CHARGED BY THE VENDOR.